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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 19, 2001 (June 7, 2001)
                                                   ----------------------------

                     Golden Books Family Entertainment, Inc.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                 0-13499                06-110-4930
     ---------------      ------------------------   -------------------
     (State or other      (Commission File Number)      (IRS Employer
     jurisdiction of                                 Identification No.)
     incorporation)


     888 Seventh Avenue, 43rd Floor
              New York, NY                                  10106
     ------------------------------                   ------------------
     (Address of principal executive                      (Zip Code)
              offices)

Registrant's telephone number, including area code:    (212) 547-6700
                                                    --------------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)





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Item 5.  Other Events.

     On June 7, 2001, the CIT Group/Business Credit, Inc. (the "CIT Group") and Foothill Capital Corporation ("Foothill"), and Golden Books Family Entertainment, Inc. (the "Company") and its Subsidiaries (as defined in the DIP Facility), together with Golden Books Publishing (Canada), Inc. ("GB Canada"), entered into a post-petition Revolving Credit and Term Loan Agreement (the "DIP Facility"). Pursuant to the DIP Facility, the CIT Group, Foothill and the other lenders party to the DIP Facility, (such other lenders, together with the CIT Group and Foothill, the "DIP Lenders"), will provide for extensions of credit in an amount sufficient to pay in full amounts outstanding under the existing revolving credit facility of the Company and its Subsidiaries and to provide funds for working capital purposes and for payment of fees that are provided under the terms of the DIP Facility, which fees are customary as to type and amount for transactions of this nature. The DIP Facility consists of a term loan facility of up to $5,500,000, with interest payable in cash accruing on outstanding amounts at the prime rate plus 2%, and a revolving credit and letter of credit facility of up to $34,500,000, with interest payable in cash accruing on outstanding amounts up to the Borrowing Base (as defined in the DIP Facility) at the prime rate plus 1.5%. Interest payable in cash will accrue on amounts outstanding under the revolving credit and letter of credit facility in excess of the Borrowing Base at the prime rate plus 3%. The obligations of the Company, the Subsidiaries and GB Canada under the DIP Facility would be secured by all of the assets of the Company and the Subsidiaries, including the capital stock of the Subsidiaries and GB Canada. The DIP Facility expires at the earliest of one year from the date of its effectiveness, the date of effectiveness of a plan of reorganization or the consummation of the DIC Purchase Agreement (as defined in the DIP Facility).

     As indicated above, the terms of the DIP Facility are subject to the approval of the Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Pending such approval, the DIP Lenders have agreed to extend credit to the Company and the Subsidiaries on an interim basis. The DIP Lenders' obligations to extend credit under the DIP Facility, including any interim financing, are subject to numerous conditions. There can be no assurance that amounts provided under the DIP Facility will be sufficient to satisfy the working capital needs of the Company and its Subsidiaries. Moreover, there can be no assurance that the Bankruptcy Court will approve the DIP Facility.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits:

99.1 Revolving Credit and Term Loan Agreement dated as of June 7, 2001, among Golden Books Publishing Company, Inc., the financial institutions party thereto, The CIT Group/Business Credit, Inc., and Foothill Capital Corporation.

99.2  Guaranty of Golden Books Family Entertainment, Inc. dated as of June 7,
      2001.



                                       2
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99.3  Schedule of guaranty agreements substantially identical in all material respects to the Guaranty filed as exhibit 99.2 to this filing, pursuant to Instruction 2 to Item 601 of Regulation S-K.



                                       3
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.


Date:  June 19, 2001                By: /s/ Philip Galanes
      ----------------                  ------------------------------
                                        Name:   Philip Galanes
                                        Title:  Chief Administrative Officer
                                                and General Counsel


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                                INDEX TO EXHIBITS

Exhibit No.     Description
-----------     -----------

   99.1 Revolving Credit and Term Loan Agreement dated as of June 7, 2001, among Golden Books Publishing Company, Inc., the financial institutions party thereto, The CIT Group/Business Credit, Inc., and Foothill Capital Corporation.

   99.2 Guaranty of Golden Books Family Entertainment, Inc. dated as of June 7, 2001.

   99.3 Schedule of guaranty agreements substantially identical in all material respects to the Guaranty filed as exhibit 99.2 to this filing, pursuant to Instruction 2 to Item 601 of Regulation S-K.